Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form F-1 (File No. 333-283249) of our report dated June 20, 2024 relating to the consolidated financial statements of Baird Medical Investment Holdings Limited as of December 31, 2023 and for the two years ended December 31, 2023, appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs llp

New York, New York

August 8, 2025

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com